EXHIBIT 10.6 - Promissory Note dated December 31, 2002 by and between
               Martin Berns and ShutterPort, Inc.

                      NON-INTEREST BEARING PROMISSORY NOTE

              PRINCIPAL AMOUNT $156,605.31 DATE: DECEMBER 31, 2002

         FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of MARTIN BERNS, the sum of ONE HUNDRED & FIFTY SIX THOUSAND, SIX HUNDRED & FIVE DOLLARS AND THIRTY ONE CENTS ($) 156,605.31 together with ZERO interest. Martin Berns has advanced funds from time to time commencing in 1999 and the principal amount of this note reflects the balance due Mr. Berns as of December 31, 200. Said sum shall be paid WITH NO INTEREST on JUNE 31, 2004.

         All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part, without penalty.

         This note shall at the option of any holder thereof be immediately due and payable upon the occurrence of any of the following: 1) Failure to make any payment due hereunder within 10 days of its due date. 2) Breach of any condition of any security interest, mortgage, loan agreement, pledge agreement or guarantee granted as collateral security for this note. 3) Breach of any condition of any loan agreement, security agreement or mortgage, if any, having a priority over any loan agreement, security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this note. 4) Upon the death, incapacity, dissolution or liquidation of any of the undersigned, or any endorser, guarantor to surety hereto. 5) Upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

         In the event this note shall be in default and placed for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within FIVE (5) DAYS of due date shall be subject to a LATE CHARGE OF 5 % of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder.

         Shutterport, Inc. agrees to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the STATE OF FLORIDA.

 Witnessed: DECEMBER 31, 2002        ShutterPort, Inc.

 ----------------------------        ----------------------------
 Witness                             By: